Filed Pursuant to Rule 433

Registration Nos. 333-228394,

333-228394-02 and 333-228394-01

Correcting Yld% Below

Sole-Bookrunner : Barclays

Co-Managers : BMO, CIBC, Scotiabank, Wells Fargo

-ANTICIPATED CAPITAL STRUCTURE-

CLS	TOTAL(mm)	WAL	S&P/F	E.FINAL	L.FINAL	SPRD	CPN	YLD%	PRICE
A	1,000.000	2.98	AAA/AAA	9/24	7/27	IntS+8	0.63%	0.631%	99.99947

-TRANSACTION DETAILS-

Offered Size : $1BN

Registration : SEC-REG

ERISA Eligible : Yes

EU RR Compliant : Yes

Expected Settlement : 09/22/2021

First Payment : 11/15/2021

Min Denoms : $100k x $1k

Expected Ratings : S&P / Fitch

Bloomberg Ticker : DROCK 2021-1

Expected Pricing : PRICED

MARKETING MATERIALS

Preliminary Prospectus : Attached

Ratings FWP : Attached

the issuer has filed a registration statement (including a prospectus) with the u.s. Securities and exchange commission (sec) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents that the issuer has filed with the sec, for more complete information about the issuer and this offering. You may get these documents for free by searching the sec online database (edgar) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays capital inc. By calling 1-888-603-5847.